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                                                              EXHIBIT 23.1



The Board of Directors
AAR CORP.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of AAR CORP. of our report dated June 24, 1997, relating to the consolidated balance sheets of AAR CORP. and subsidiaries as of May 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended May 31, 1997, which report appears in the May 31, 1997 annual report on Form 10-K of AAR CORP.

s/ KPMG Peat Marwick LLP

Chicago, Illinois
January 19, 1998